                                                                    EXHIBIT 10.1

                                    SUBLEASE

     THIS SUBLEASE (the "Sublease") is dated as of the twentieth (20/th) day of December 2002, by and between NaviPath, Inc., a Delaware corporation and formerly known as NaviNet, Inc. ("Sublandlord"), and NaviSite, Inc., a Delaware corporation ("Subtenant").

                                    RECITALS

     WHEREAS, pursuant to that certain Lease dated as of November 30, 1999, by and between William J. Callahan and William J. Callahan Jr., as they are trustees of Andover Park Realty Trust ("Prime Landlord"), as landlord, and Sublandlord, as tenant, (the "Prime Lease"), a copy of which Prime Lease is attached hereto as Exhibit A, Sublandlord leased from Prime Landlord certain premises located in the building commonly known as 800 Federal Street, Andover, MA (the "Building") containing approximately 52,234 rentable square feet of space, as more fully described in the Prime Lease (the "Original Premises"); and

     WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises described in the Prime Lease containing approximately 16,500 rentable square feet and more particularly shown on the floor plan attached hereto as Exhibit B (the "Subleased Premises"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

     1. Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

     2. Term. The term of this Sublease (the "Sublease Term") shall commence on the later of (i) January 31, 2003 and (ii) the date an occupancy certificate is received (the "Sublease Term Commencement Date"), and shall continue until March 31, 2006, unless sooner terminated in accordance with the provisions of this Sublease. Notwithstanding the foregoing sentence, if an occupancy certificate is not received prior to February 17, 2003, Subtenant shall have the right to terminate this Sublease by delivering written notice thereof to Sublandlord prior to receipt of the occupancy certificate (the "Sublease Termination Notice") and if the occupancy certificate is obtained prior to January 31, 2003, then Subtenant can move into and occupy the Subleased Premises on or any time after the date the occupancy certificate is obtained. Sublandlord shall exercise commercially reasonable efforts to obtain an occupancy certificate prior to January 31, 2003. In the event Subtenant delivers the Sublease Termination Notice to Sublandlord, neither of the parties shall have any liability to the other party whatsoever with respect to this Sublease or matters relating to this Sublease. Subject to first receiving Prime Landlord's written consent to the Sublease as described in Section 18(1) hereof, Sublandlord hereby grants to Subtenant the right to enter the Subleased Premises (i) to install equipment as early as January 1, 2003 and (ii) to move office supplies and files prior to the Sublease Term Commencement Date, but not earlier than January 24, 2003. Subtenant shall be responsible for such equipment and office supplies and files and any damage or loss thereto.

     3. Delivery. The Subleased Premises shall be delivered to Subtenant, broom-clean and free of all occupants but otherwise "as-is, where-is and with all faults", without representation or warranty, express or implied, other than those contained in the Prime Lease and Subtenant hereby waives, disclaims and renounces any representation or warranty other than those contained in the Prime Lease.

     4. Sublandlord's Improvements. Sublandlord, at Sublandlord's cost, shall provide for the construction of a full-height demising wall separating the Subleased Premises from the adjacent area and the construction of a multi-tenant lobby (collectively, "Sublandlord's Improvements"). Each of Sublandlord and Subtenant acknowledges that the Basic Rent described in Section 5 below includes amounts for the reimbursement of Sublandlord for the full cost of Sublandlord's Improvements, such amounts being fully amortized over the Sublease Term. If Subtenant commits a default (as defined in section 17 below) under this Sublease and does not cure such default during the applicable cure or grace period, if any, the amounts paid by the Sublandlord for Sublandlord's Improvements and not yet recovered by Sublandlord through receipt of Basic Rent payments shall be fully and immediately accelerated, due and payable in cash by Subtenant to Sublandlord; provided, however, Sublandlord shall have the right in its sole discretion to offset the total accelerated amounts outstanding against any amounts owed by Sublandlord's parent company, CMGI, Inc., to Subtenant under that certain SiteHarbor Services Agreement, with an effective date of March 7, 2000, by and between CMGI, Inc. and NaviSite (as amended from time to time and any successor agreements thereto relating to web hosting and other such services provided by Subtenant to CMGI, Inc. in the ordinary course of business, the "SiteHarbor Agreement"). Subtenant agrees and covenants that after the date hereof, it will not request or require any change orders with respect to the Sublandlord's Improvements and that it will not take any action or fail to take any actions which would cause a delay in the completion of the Sublandlord's Improvements.

     5. Basic Rent. Subtenant shall pay to Sublandlord, in advance, in monthly installments, without withholding, offset or reduction, Basic Rent at the rate of $9.00 per rentable square foot per year (i.e., $12,375 per month) from the Sublease Term Commencement Date through the end of the Sublease Term. Basic Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of Basic Rent under the Prime Lease are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Basic Rent hereunder shall be paid to Sublandlord at least three (3) business days prior to the first day of each calendar month. Subtenant shall deliver to Sublandlord upon execution of this Sublease first month's rent for February 2003 in the amount of $12,375. In the event the Subtenant delivers the Sublease Termination Notice in accordance with
Section 2, Sublandlord shall promptly return the first month's Basic Rent to Subtenant.

     6. Additional Rent. Subtenant acknowledges that pursuant to the Prime Lease, Sublandlord is obligated to pay to Prime Landlord additional rent on account of Common Expenses (as defined in the Prime Lease), which includes, among other things, common area maintenance and electricity. In lieu of Subtenant paying or being responsible to pay any share or part of any Common Expenses, taxes, betterments, assessments, utilities, water, sewer or other charges, including those items specifically excluded from Common Expenses which are due or may become due by the Sublandlord as tenant under the Prime Lease, Subtenant shall pay to Sublandlord, in advance, in monthly installments, without withholding, offset or reduction, Additional Rent at the rate of $6.00 per rentable square foot per year (i.e. $8,250 per month) for the period from the Rent Commencement Date through the end of the Sublease. Additional Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of additional rent under the Prime Lease are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Additional Rent hereunder shall be paid to Sublandlord with the Basic Rent at least three (3) business days prior to the first day of each calendar month. Subtenant shall deliver to Sublandlord upon execution of this Sublease first month's Additional Rent for February 2003 in the amount of $8,250. In the event the Subtenant delivers the Sublease Termination Notice in accordance with Section 2, Sublandlord shall promptly return the first month's Additional Rent to Subtenant.

     7. Use. The Subleased Premises shall be used for those uses described in
Section 5 of the Prime Lease and for no other uses.

     8. Prime Lease. Subtenant agrees that it will do nothing in, on or about the Subleased Premises which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder with regard to the Subleased Premises only:

          (a) The defined economic terms in the Prime Lease for "Basic Rent," "Additional Rent", "Security Deposit" and the like are inapplicable;

          (b) Section 3 off the Prime Lease (relating to Construction by Landlord) is inapplicable;

          (c) Section 6 of the Prime Lease (relating to Basic Rent and Additional Rent) is inapplicable;

          (d) Section 7 of the Prime Lease (relating to Taxes) is inapplicable;

          (e) Section 9 of the Prime Lease (relating to Utilities) is inapplicable;

          (f) Section 24 of the Prime Lease (relating to Extension of Term) is inapplicable;

          (g) Section 35 of the Prime Lease (relating to Security Deposit) is inapplicable;

          (h) Except as set forth in Section 16 below, Section 36 of the Prime Lease (relating to Signage) is inapplicable; and

          (i) Section 37 off the Prime Lease (relating to Y2K) is inapplicable.

     Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder, references to "Tenant" in the Prime Lease shall be deemed to mean

"Subtenant" hereunder and references to the "Premises" in the Prime Lease shall be deemed to mean "Subleased Premises" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord.

     9. Subtenant's Covenants. Except as otherwise provided in this Sublease, Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects. If Subtenant shall fail to make any payment or perform any act required to be made or performed by Sublandlord under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant within two
(2) days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease. Subtenant shall not make, install, construct, remove, demolish or otherwise alter the Subleased Premises without first receiving the written consent of the Prime Landlord and the Sublandlord.

     10. Sublandlord's Covenants. Sublandlord covenants to Subtenant to perform all of the covenants, obligations, terms and provisions required of it under the Prime Lease and to promptly pay when due all Basic Rent, Additional Rent or other charges due and accruing to Prime Landlord under the Prime Lease. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord's rights under the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease. If Sublandlord shall fail to make any payment or perform any act required to be made or performed by Sublandlord under the Prime Lease, and such default is not cured by Sublandlord prior to the expiration of such Prime Lease cure period, Subtenant, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Sublandlord, and may take any and all such actions as Subtenant in its sole discretion deems necessary or appropriate to accomplish such cure. If Subtenant shall reasonably incur any expense in remedying such default, Subtenant shall be entitled to recover such sums along with any payment made pursuant to the Prime Lease upon demand from Sublandlord as an offset against payments due Sublandlord under this Sublease.

     11. Indemnification. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or in connection with Subtenant's use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or in connection with Sublandlord's use and possession of the Premises, Building and Property excluding the Subleased Premises, and/or arising out of the failure of Sublandlord, its agents, contractors or employees to perform any covenant, term or condition of the Prime Lease as it relates to the Premises, Building and Property excluding the Subleased Premises, and/ or this Sublease to be performed by Sublandlord hereunder.

     12. Assignment and Subletting. Subtenant shall not assign this Sublease or sublet the Subleased Premises in whole or in part without Prime Landlord's and Sublandlord's prior written consent, which consent shall not be unreasonably withheld or delayed, nor shall Subtenant participate in any transaction which would constitute an assignment or sublet under the terms of Section 19 of the Prime Lease. In connection with a sub-sublease consented to by Prime Landlord and Sublandlord, Subtenant will pay to Sublandlord 50% of the amount by which the sub-sublease rent and other consideration paid or payable exceeds the amount of Basic Rent and Additional Rent paid to Sublandlord for such same space by Subtenant under this Sublease.

     13. Security Deposit. Sublandlord and Subtenant agree that Subtenant shall not be required to deliver to Sublandlord a security deposit. Upon the occurrence of a default by Subtenant, after expiration of any applicable grace or cure periods, Sublandlord shall have the right in its sole discretion to offset the total amounts then due by Subtenant to Sublandlord as a result of the default against any amounts owed by CMGI, Inc. to Subtenant under the SiteHarbor Agreement. In the event amounts owed by CMGI, Inc. to Subtenant under the SiteHarbor Agreement are not sufficiently large enough to offset all amounts potentially owed by Subtenant to Sublandlord hereunder, Subtenant and Sublandlord shall negotiate in good faith to provide Sublandlord with additional security against a Subtenant default.

     14. Brokers. Subtenant represents and warrants to Sublandlord that it has not dealt with and does not have an agreement with any broker in connection with this Sublease and agrees to indemnify, defend and hold Sublandlord harmless from and against any breach of this representation and warranty. Sublandlord agrees to indemnify, defend and hold Subtenant harmless from and against any payment or obligation to pay any broker fee, commission or expense associated with this Sublease from Cornerstone Advisory Services LLC and any other broker with which Sublandlord or CMGI, Inc. has an agreement.

     15. Insurance. Subtenant shall comply with all insurance requirements of the Prime Lease, including the provisions of Section 8 thereof. Subtenant shall deliver to Sublandlord certificates which evidence such insurance prior to the Sublease Term Commencement Date, and thereafter as required under the Prime Lease, and shall name in all such insurance policies both the Prime Landlord and Sublandlord as additional insureds thereunder.

     16. Signage. Subject to the prior written approval from Prime Landlord and Sublandlord, Subtenant, at Subtenant's sole cost and expense, shall be allowed to place signage on the Subleased Premises, the property and/or Building. Sublandlord hereby acknowledges that it presently intends to sublease to a third party or third parties that portion of the Original Premises not subleased hereunder. Sublandlord hereby grants to Subtenant the right to Sublandlord's signage rights pursuant to Section 36 of the Prime Lease subject to the following: If a party (a "New Subtenant") subleases all or a portion of the Original Premises not subleased hereunder by

Subtenant with more square footage than included in the Subleased Premises, then Sublandlord shall have the right (but not the obligation) to offer such signage rights to the New Subtenant and have included in its sublease agreement such rights to signage. In the event New Subtenant obtains Sublandlord's signage rights, then Subtenant shall have no rights whatsoever to Sublandlord's signage rights pursuant to Section 36 of the Prime Lease and any of Subtenant's rights to Sublandlord's rights under Section 36 of the Prime Lease shall automatically terminate. In the event New Subtenant does not obtain the signage rights or in the event that no single New Subtenant subleases more square footage of the Original Premises than is included in the Subleased Premises, then Sublandlord shall grant its rights under Section 36 of the Prime Lease to Subtenant without additional consideration.

     17. Default. In the event that (a) Subtenant shall fail to make payment of any installment of Basic Rent, Additional Rent or other sum herein specified and such failure shall continue for three (3) business days after notice from Sublandlord (provided, however, that Sublandlord shall only be obligated to provide Subtenant with one (1) notice of late payment during any twelve (12) month period of the Sublease Term, and upon the second occurrence of late payment during such twelve (12) month period of the Sublease Term, the same shall be immediately deemed a default hereunder, even though no notice has been given); (b) other than as set forth in (a) above, Subtenant shall fail to observe or perform any other of Subtenant's covenants, agreements, or obligations hereunder and such failure shall not be corrected within five (5) business days after written notice thereof, including the failure to perform any of the Sublandlord's obligations under the Prime Lease with respect to the Subleased Premises that are assumed hereunder by Subtenant; or (c) a default by Subtenant under the Prime Lease occurs; then Subtenant shall be deemed in default hereunder and Sublandlord shall have the right thereafter to (i) declare the term of this Sublease ended upon written notice to Subtenant, and accelerate and collect from Subtenant the present value (computed at a capitalization rate based upon the so-called corporate "Base Rate" then in effect at The First National Bank of Boston) of all Basic Rent and Additional Rent and other sum due hereunder that remain to be paid over the remaining Sublease Term and to remove Subtenant's effects, (ii) elect not to terminate this Sublease and continue to collect Basic Rent and Additional Rent and other sums due hereunder as they come due; or (iii) exercise any and all rights and remedies as is accorded the Prime Landlord for a default of Sublandlord under the Prime Lease, all in accordance with applicable law. Subtenant shall indemnify Sublandlord against all loss of Basic Rent and Additional Rent and all other payments which Sublandlord may incur by reason of such termination during the remainder of the Sublease Term, it being agreed that upon any termination of this Sublease due to Subtenant's default, Sublandlord shall use reasonable efforts to mitigate its damages, but the foregoing shall in no way require Sublandlord to lease the Subleased Premises prior to leasing any other vacant space within the Original Premises.

     18. Miscellaneous.

          (a) Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

          (b) Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease. Notices to Sublandlord shall be to: NaviPath, Inc., c/o CMGI, Inc.,
     Attention: General Counsel, 100 Brickstone Square, Andover, MA 01810, with a copy to Thomas B. Rosedale, Browne Rosedale & Lanouette LLP, 100 Brickstone Square, First Floor, Andover, MA 01810. Notices to

     Subtenant shall be to: NaviSite, Inc. at 800 Federal Street, Andover MA 01810 Attention: General Counsel.

          (c) Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

          (d) Estoppel Certificates. Sublandlord and Subtenant each agree to furnish within ten (10) days after written request therefor by the other, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the amounts of Basic Rent and Additional Rent and the dates through which Basic Rent and Additional Rent have been paid hereunder; (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known); and
     (iv) that Subtenant to its knowledge has no claims against Sublandlord hereunder except for the continuing obligations under this Sublease (or if Subtenant has any such claims, specifying the same).

          (e) No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

          (f) Memorandum of Lease. Subtenant shall not record this Sublease or any memorandum hereof.

          (g) Governing Law. This Sublease has been negotiated, executed and delivered in the Commonwealth of Massachusetts, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (h) Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

          (i) Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto with respect to the sublease of the Subleased Premises are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

          (j) Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

          (k) Remedies Cumulative. Except as specifically provided herein, all rights and remedies of a party under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

          (l) Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon obtaining (a) consent of the Subtenant's Board of Directors, and (b) Prime Landlord's written consent to this Sublease pursuant to Section 19 of the Prime Lease.

          (m) Termination of Prime Lease. If either Prime Landlord or Sublandlord terminates the Prime Lease pursuant to its terms or the Prime Lease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.

          (n) Late Charges. In the event that any payment due by Subtenant hereunder is not paid within five (5) days after such payment is due, then Subtenant shall pay to Sublandlord a late charge equal to 5% of such overdue amount.

          (o) Holding Over. If Subtenant fails to surrender the Subleased Premises upon the expiration or sooner termination of the Sublease Term, this Sublease shall nevertheless terminate as of the expiration or termination date, and Subtenant shall become a tenant at sufferance, with Basic Rent increasing to $18 per rentable square foot plus Additional Rent. Subtenant shall indemnify and hold Sublandlord harmless from any holdover rent or other charges, penalties, damages or costs charged to, imposed upon, suffered or incurred by Sublandlord, including, without limitation, claims made against Sublandlord by Prime Landlord or any parties claiming under or through Prime Landlord, as a result of Subtenant's failure to surrender on time.

          (p) Attorneys' Fees. If either party employs an attorney to enforce, construe, or declare rights or obligations under this Sublease, the prevailing party shall be entitled to receive from the losing party reimbursement for all reasonable attorneys' fees and costs incurred in such proceeding, and such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the trying authority to most nearly prevail.

          (q) Furniture. Prior to the Sublease Term Commencement Date, Subtenant and Sublandlord shall agree in writing to a sufficiently described list of the furniture presently located in the Subleased Premises. Subtenant shall be permitted to use said furniture during the Sublease Term, provided that it shall be returned to Sublandlord upon expiration or termination of the Sublease Term in the same condition as it is received from Sublandlord, normal wear and tear excepted.

     19. Guaranty. The parties acknowledge that as of the effective date of this Sublease, the Sublandlord has filed for dissolution of its existence as a corporation, therefore, in the event that Sublandlord fails to perform any of its obligations under this Sublease, including but not limited to, its obligations set forth in Sections 10 and 11, CMGI, Inc. shall promptly and fully perform those obligations of the Sublandlord. Additionally, in the event that any notice to or consent by the Sublandlord is required under the Prime Lease or this Sublease, Subtenant may provide notice to or obtain consent from CMGI, Inc. in place of Sublandlord and said notice and/or consent shall be effective against Sublandlord.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

                                           SUBLANDLORD:

                                           NAVIPATH, INC.,
                                           a Delaware corporation


                                           By: /s/ Peter L. Gray
                                               ---------------------------------
                                               Name: Peter L. Gray
                                               Title: Secretary


                                           SUBTENANT:

                                           NAVISITE, INC.,
                                           a Delaware corporation


                                           By:  /s/ Illegible
                                               ---------------------------------
                                               Name: Illegible
                                               Title: Illegible

For the purposes of Section 19 only:                ---------------
                                                     NaviSite. Inc.
CMGI, INC.                                              APPROVED
a Delaware corporation                                As To Form
                                                    Legal Dept. RmD
                                                    Dated: 12/18/02
By: /s/ Peter L. Gray                               ---------------
    ---------------------------------
    Name: Peter L. Gray
    Title: E.V.P. and General Counsel

                                   EXHIBIT A

                                  PRIME LEASE

                                 [See Attached]

                                      Lease
                                       By
                      Trustees of Andover Park Realty Trust
                                       To
                                  NaviNet, Inc.

                               800 Federal Street
                                  Woodland Park
                                   Andover, MA

                                Table of Contents

                                                                            Page
                                                                            ----
1.    Identifications                                                         1

2.    Lease; the Premises                                                     1

3.    Construction by Landlord                                                2

4.    Term                                                                    5

5.    Use of the Premises; Licenses and Permits                               6

6.    Basic Rent; Additional Rent                                             6

7.    Taxes                                                                  10

8.    Insurance; Waivers of Subrogation                                      12

9.    Utilities                                                              14

10.   Repairs                                                                14

11.   Compliance with Laws and Regulations                                   15

12.   Alterations by Tenant                                                  16

13.   Landlord's Access                                                      17

14.   Indemnities                                                            18

15.   Casualty Damage                                                        19

16.   Condemnation                                                           20

                                Table of Contents
                                   (Continued)

                                                                            Page
                                                                            ----

17.   Landlord's Covenant of Quiet Enjoyment; Title                          22

18.   Tenant's Obligation to Quit                                            23

19.   Assignment and Subletting                                              23

20.   Transfers of Landlord's Interest                                       26

21.   Mortgagees' Rights                                                     26

22.   Tenant's Default Landlord's Remedies                                   28

23.   Remedies Cumulative; Waivers; Attorney's Fees                          31

24.   Extension of Term                                                      32

25.   Brokers                                                                33

26.   Notices                                                                34

27.   Recording                                                              34

28.   Estoppel Certificates                                                  35

29.   Bind and Inure; Limited Liability of Landlord                          35

30.   Captions                                                               36

31.   Integration                                                            36

32.   Hazardous; Toxic Substances                                            36

33.   Severability; Choice of Law                                            39

34.   Financial Statements                                                   39

35.   Security Deposit                                                       40

36.   Signage                                                                40

37.   Y2K                                                                    41

38.   Roof Rights                                                            41

                                      LEASE

1.   Identifications

     This LEASE made as of the 30TH day of November 1999, by and between William
J. Callahan and William J. Callahan, Jr., as they are trustees of Andover Park Realty Trust under a declaration of trust dated June 25, 1986 and filed with the Essex County (North District) Registry of Deeds in Book 2226, Page 284 (the "Landlord"), having an address c/o P.O. Box 269, Bedford, Massachusetts 01730, and NaviNet, Inc. (the "Tenant"), a Delaware corporation having an address at 600 Federal Street (prior to occupancy of the Premises) and at 800 Federal Street (after occupancy), Andover, Massachusetts, 01810. The Guarantor of the Lease shall be CMGI, Inc., a Delaware corporation.

2.   Lease; the Premises

     In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord approximately 52,234 square feet on floor l as shown in the floor plans attached hereto as Exhibit A-1 and more particularly described in the 1/16" scaled floor plans initialed by Landlord and Tenant (excluding therefrom only the entrance area(s), loading dock(s), elevator(s), stairway(s), telephone, sprinkler, machine, and electrical rooms and other common areas, being hereinafter called (the "Premises"), in that certain building (as defined in Paragraph 3 hereof, the "Building") now under construction by the Landlord on that certain parcel of land (the "Property") located at 800 Federal Street in Woodland Park, Andover, Massachusetts, said parcel, as more particularly described in Exhibit A attached hereto, consisting of approximately 22.758 acres of land.

     The Premises leased together with reasonable rights, in common with the Landlord and all others (including any other tenant or tenants of the Building or the Property, claiming under the Landlord or otherwise) from time to time lawfully entitled thereto, to use: (i) the first floor entrance area(s), loading dock(s), elevator(s), stairways, and all other such common areas of the Building for their intended purposes; (ii) the appurtenant right to use for their intended purpose: the pipes, conduits, utility lines, wires, sewage system and other appurtenant fixtures and equipment servicing the Premises; (iii) the driveways, walkways, parking area and other common areas of the Property (all currently located substantially as shown on the Site Plan referred to in Paragraph 3) for their intended purposes (Tenant shall be granted use of 172 parking spaces on the Property for use by its employees and visitors of which 11 parking spaces shall be designated for use by visitors) in the parking area in front of the main entrance to the Building; and (iv) Federal Street for all purposes for which public ways may now or hereafter be used in the Town of Andover.

3.   Construction by Landlord

     The Landlord shall, at its cost and expense except as otherwise expressly agreed in this Lease, complete construction of the building (the "Building") containing approximately 158,655 rentable square feet of floor space now under construction on the Property substantially in accordance with Building plans prepared by Spagnolo/Gisness & Associates, Inc.; the interior "fitup" of the Premises substantially in accordance with plans therefor (the "Tenant's Interior Plans") dated 9/15/99 prepared for the Tenant by Visnick & Caulfield Associates, Inc. and attached hereto as Exhibit B to be consistent with the Building plans (said Building plans and Tenant's Interior Plans, as from time to time amended with the approval of the Tenant, being hereinafter collectively called the "Plans"); and the driveway(s), walkway(s), parking area(s) and other improvements to the

Property substantially as shown on the Site Plan dated 11/6/98 (the "Site Plan"). Said Building, the interior work on the Premises and the driveway(s), walkway(s) and parking area(s) are hereinafter collectively called the "Improvements". The Tenant shall not unreasonably withhold or delay approval of any changes or amendments to the Plans which the Landlord may from time to time propose, provided, however, that the Tenant need not approve any such proposed change or amendment which will materially adversely affect the value or quality or the Tenant's anticipated use of the Premises or the suitability and utility of the layout of the Premises for such use.

     The Landlord shall cause the Improvements to be so constructed in accordance with the Tenant's Interior Plans in a good and workmanlike manner using new first-class materials and, except as otherwise permitted under variances or other deviations duly obtained, in compliance with all applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction, it being the obligation of the Landlord, at its cost and expense, to obtain from such bodies all permits, licenses, certificates or other approvals required for construction of the Improvements and for the initial occupancy of the Premises by the Tenant.

     Without regard to the commencement of the Term, the Tenant shall reimburse Landlord, as and when the same are incurred or the applicable items of work are completed and within thirty (30) days after receipt of itemized invoices from the Landlord, for the actual costs of all change orders specifically requested by Tenant, and with any work incorporated into the Premises (pursuant to the Tenant's Interior Plans or otherwise requested or required by Tenant) in excess of the cost of the work provided for in the Tenant's Interior Plans and "Outline Specifications for NaviNet" dated September 21, 1999 such reimbursement to be made at the Landlord's cost plus thirteen percent

(13%) for administration/general conditions. Landlord shall promptly pay all contractors for whom Landlord has requested reimbursement from Tenant.

     The Landlord shall exercise all commercially reasonable efforts to cause the Improvements to be Substantially Complete (as hereinafter defined) by March 1, 2000, as such date shall be automatically extended for the periods of: (a) any delays on the part of the Tenant in providing to the Landlord the final construction plans necessary to apply for a building permit by December 15, 1999; (b) any delays caused by change orders requested by Tenant; (c) any other delays which are in whole or in part the responsibility of the Tenant, including delays on the part of the Landlord in completing work which could have been completed but for the delayed completion of other work for reasons in whole or in part the responsibility of the Tenant (such items (a) through (c), "Tenant Delays"); (d) and any delays which result from strikes, inability to obtain materials (or substitutes acceptable to the Tenant at comparable cost), fire or other casualty and from any other causes beyond the commercially reasonable control of the Landlord ("Force Majeure Delays") (such date as so extended being hereinafter called the "Date for Substantial Completion").

     The Improvements shall be deemed to be "Substantially Complete" when (i) the same are complete (with all building electrical, mechanical and plumbing systems operational) in accordance with the Plans and other provisions hereof except only for items of work specified in a so-called "punch list" signed by the Landlord and the Tenant the delayed completion of which items will not substantially interfere with the use and enjoyment of the Premises by the Tenant as contemplated hereby; and (ii) all temporary or permanent certificates and permits necessary for initial occupancy of the Premises by the Tenant for purposes permitted under Paragraph 5 hereof have been issued by the appropriate governmental bodies having jurisdiction and copies thereof provided to the Landlord.

The Landlord shall finish any such "punch list" items of work within thirty (30) days after the Date for Substantial Completion. In addition, the Landlord shall remedy any substantial defect of materials or workmanship in or affecting the Premises of which the Tenant gives notice to the Landlord within twelve (12) months after the commencement of the Term and shall, to the extent legally possible, assign to the Tenant the benefit of all warranties and guarantees from manufacturers, vendors, suppliers and subcontractors whose products or services are incorporated into the Premises.

4.   Term

     The Term of this Lease shall commence on the later of (i) March 1, 2000 or
(ii) the earlier of the date the Improvements are Substantially Complete or the date the Improvements would have been Substantially Complete except for Tenant Delays (the "Term Commencement Date") and shall expire, unless earlier terminated in accordance with the terms hereof, at midnight on the last day of the calendar month after the expiration of six (6) years from the Term Commencement Date. Landlord hereby grants Tenant the right to enter the Premises and install fixtures and equipment prior to the Term Commencement Date and the Tenant and Landlord shall coordinate such work with the Improvements. The Tenant shall be responsible for such fixtures and equipment and any damage or loss thereto. If the Improvements are not Substantially Complete as so defined on or before July 15, 2000 as automatically extended for periods of any Tenant Delays, or Force Majeure, the Tenant may, by written notice to Landlord within five (5) days after such date, terminate this Lease; provided, further, that if the Improvements are not Substantially Complete on or before September 15, 2000, as so automatically extended for any Tenant Delays, Tenant may by written notice to Landlord within five (5) days after such date, terminate this Lease.

5.   Use of the Premises; Licenses and Permits

     The Tenant shall use the Premises only for offices, computer room, research and development, on uninterrupted power sources, training rooms, data center and related storage as permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with Tenant's particular use of the Premises during the term except as set forth above. Tenant shall have access to the Premises 24 hours a day, seven days a week, 365 days a year.

6.   Basic Rent; Additional Rent

     From and after the Term Commencement Date, the annual Basic Rent for the Premises during the Term shall be due in accordance with the following schedule:

                 ANNUAL BASIC RENT   MONTHLY BASIC RENT

Years l and 2:      $705,159.00          $58,763.25
Years 3 and 4:      $757,396.00          $63,116.08
Years 5 and 6:      $809,627.00          $67,468.92

     Basic Rent shall be payable in advance on the first day of each month in equal installments (except in the case of a partial month at the beginning of the Term, in which event the Tenant shall pay an appropriate pro rata proportion of such installment) to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by the notice to the Tenant, without counterclaim, set off, deduction, abatement or defense, except as otherwise expressly provided herein.

     This Lease is intended by the parties hereto to be a so-called "net" lease and, to that end, the Basic Rent shall be received by the Landlord net of all costs and expenses related to the Property, the Building and the Premises as expressly set forth herein. Tenant agrees to pay to the Landlord, during the Term hereof, Tenant's Percentage (herein defined) of Common Expenses (hereinafter defined) within thirty (30) days of demand thereof. Landlord shall bill Tenant for such common expenses no more often than monthly during the Term hereof and within 120 days of the expiration or earlier termination of this Lease. The Landlord shall, in each case, at the time demand for payment by the Tenant of any Common Expenses, provide the Tenant with a computation of the Common Expenses, and evidence of the payment or liability for any such charges, costs, expenses and obligations. "Common Expenses" shall mean any and all charges, costs and expenses which the Landlord may from time to time actually incur-during the Term, in good faith, with respect to the operation and maintenance of the Premises, Building and the Property, including, without limitation, (i) making repairs to and undertaking maintenance of the Building and the Property, including the common areas of the Building; (ii) providing cleaning and utilities, including heat and air conditioning, to the common areas of the Building; (iii) providing watering, landscaping and lawn care for the Property; (iv) sanding, plowing and removal of snow and ice from the driveways, walkways and parking areas on the Property; (v) Landlord's prorata share based on its ownership of the Property of the maintenance and repair to the Woodland Park common areas and Federal Street (including cleaning, landscaping, snow removal, and lighting); (vi) maintaining the insurance required to be maintained by the Landlord pursuant to Paragraph 8 hereof; and (vii) a commercially reasonable management fee. Common Expenses shall not include (a) interest or amortization payments on any mortgage or deed of trust affecting the Building or on any loan made to Landlord; (b) leasing commissions, advertising expenses and other costs incurred in leasing or attempting to lease any portion of the Building; (c) the costs of repairs, improvement, special cleaning or other special services performed for tenants to the extent that such items are separately charged and payable by such tenants; (d) any cost or expense which Landlord has the right to recover from any third party, including any insurance carrier; (e) repairs or other work occasioned by fire, windstorm or other casualty or by the exercise of eminent domain; (f) renovating or otherwise improving, decorating, painting or redecorating space for other occupants of the Building; (g) Landlord's cost of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent, tax escalation, and operating expense escalation payable under Landlord's lease with such tenant;
(h) costs incurred due to violation by Landlord or any other tenant of the terms and conditions of any lease; (i) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the cost of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; (j) Landlord's general overhead except as it directly relates to the operation and management of the Building, Tenant hereby acknowledging that operating costs shall include a competitive management fee; (k) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (1) advertising and promotional expenditures; (m) any fines or penalties incurred due to violations by Landlord or any governmental rules; (n) any costs incurred by Landlord in the event that the building does not comply with governmental rules in effect as of the execution date of this Lease; (o) costs for sculpture, painting or other objects of art; (p) wages, salaries, or other compensation paid to any executive employees above the grade of building superintendent, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation (to the extent allocable to service performed for the Building) paid to such employee for performing such service shall be included in operating costs, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant; (q) construction or other work performed by Landlord for another tenant(s), whether or not Landlord is entitled to be reimbursed for the cost of such work; (r) depreciation; (s) costs related to a capital expenditure; provided that Common Expense shall include the cost of Capital Expenditure(s) amortized over their useful life in accordance with generally accepted industry practices at a 10% interest rate;
(t) any architects' fees, accountants' fees or any professional fees not directly related to the maintenance of the Premises; or (u) any costs whatsoever related to any expansion of the Building or the other park in which the Building is located. "Tenant's Percentage" shall mean 32.9% which represents that proportion that the rentable floor area of the Premises bears to the rentable floor area of the Building. In any calendar year when the Building has an average annual occupancy rate of less than 95% then, for the purposes of
Section 6 of this Lease, Common Expenses for the Property shall be extrapolated as though the Building were 95% occupied, and Tenant's Percentage of Common Expenses shall mean the same proportion of Common Expenses for the Property as the rentable floor area of the Premises bears to 95% of the rentable floor area of the Building. To the extent that any charge, cost or expense incurred by Landlord for Common Expenses shall be such that it related to materials or services furnished for periods after expiration or termination of the Term, then such charge, cost or expense shall be appropriately adjusted or pro rated to take into effect only periods during the Term.

     If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period, then at Landlord's option, without notice and in addition to all other remedies hereunder, Tenant shall pay upon demand to Landlord as Additional Rent interest thereon at an annual rate equal to the corporate rate of the Fleet Bank from time to time in effect plus two (2) percent, such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date paid in full.

7.   Taxes

     The Tenant shall pay or cause to be paid to the Landlord (or, where appropriate, directly to the authority by which the same are assessed or imposed, with evidence of such payment to the Landlord) as Additional Rent not later than ten (10) days prior to the date the same are due or twenty-one (21) days after written notice thereof to the Tenant, whichever is later, all taxes and excises upon the personal property and equipment of the Tenant located at the Premises or the Property and the Tenant's Percentage of any and all real estate taxes, betterments and special assessments (which the Landlord agrees shall be paid over the longest period allowed by law) or amounts in lieu or in the nature thereof and any water rents or sewer use charges (and the entire amount of any interest, penalties and costs attributable to delayed payment of Tenant's portion thereof where such delay is the fault of the Tenant) which may now or hereafter be levied, assessed or imposed by the United States of America, the Commonwealth of Massachusetts, the Town of Andover or any other authority, or become a lien, upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord's income, estate, gift or transfer taxes), or upon the estate hereby created or upon the Landlord by reason of ownership of the reversion. All payments by the Tenant on account of Taxes shall be appropriately pro rated in connection with any tax bills received by Landlord covering periods which are not within the Term.

     The Tenant shall, upon written notice from the Landlord, prepay to Mortgagee or the Landlord monthly as Additional Rent, in the same manner as Basic Rent, one-twelfth (1/12) of the total of all such amounts as the Landlord may from time to time reasonably estimate will be payable annually by the Tenant under this Paragraph 7, which prepayments the Landlord agrees shall be applied, without interest to such amounts as actually become payable. As soon as any such amounts so payable are actually determined appropriate adjustment of any overpayments of underpayments shall be made but in no event later than 30 days after the close of the fiscal year for taxes immediately following the expiration or earlier termination of this Lease.

     Subject to the rights of any Mortgagees, the Landlord shall, at the request of the Tenant or any other tenant or tenants of the Building, use reasonable efforts to obtain an abatement of or to contest or review by legal proceedings or otherwise any such tax, levy, charge or assessment described in the first paragraph of this Section 7. In such event the Tenant and such other tenants shall either pay such tax, levy, charge or assessment (under protest, if necessary) or shall, if requested, deposit with the Landlord in trust (or provide an indemnity bond in) an amount sufficient to cover the contested item together with any interest, penalties or costs as the Landlord may reasonably require. The Tenant and any such other tenants, jointly and severally, shall defend, indemnify and save the Landlord harmless from and against and shall pay as Additional Rent the Tenant's Percentage of (i) any such tax, levy, charge or assessment that may be determined to be due and (ii) any and all costs or expenses (including reasonable attorney's fees) the Landlord may incur in connection with any such proceedings. When any such contested item shall have been settled or paid, the balance of any sums deposited with the Landlord in trust shall be repaid to the Tenant. The Tenant shall be entitled to share in any refund or abatement, net of such costs and expenses, which may be made of any tax, levy, charge or assessment in the same proportion that the same was paid by the Tenant or with the Tenant's funds.

8.   Insurance; Waivers of Subrogation

     The Tenant shall, at its own cost and expense, obtain prior to the commencement of the Term and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and acceptable to any first Mortgagee, insurance for the benefits as additional insureds of the Landlord and any Mortgagees as their respective interests may appear, commercial general liability insurance against claims for bodily injury, death or property damage occurring to, upon or about the Premises, the Building or the Property, in limits of $1,000,000 for bodily injury or death and $500,000 for property damage or in such higher or lower limits as any Mortgagee may reasonably require with respect to comparable premises, buildings and property in suburban Boston.

     The Landlord shall obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and acceptable to any first Mortgagee, insurance for the benefit as named insureds of the Landlord and any Mortgagees as their respective interests may appear, with losses first payable to such Mortgagees under standard mortgagee endorsements, as follows; (i) insurance against lost rentals from the Building for a period of at least one year and so-called "casualty" insurance against loss or damage to the Building such as may result from fire and such other casualties as are normally covered by an "extended coverage" endorsement, such casualty insurance to be without deductible and in an amount equal to the full replacement cost of the

Building; (ii) in reasonable amounts, boiler and machinery insurance on any Building steam boilers, pressure vessels and pressure piping, rotating electrical machines, and miscellaneous electrical apparatus, engines, pumps, and compressors, fans and blowers, with so-called "standard blanket coverage" (15 HP and over); and (iii) such other insurance coverages in such additional amounts, as any Mortgagee may reasonably require or as a prudent and reasonable owner would from time to time carry on similar premises in view of any new risks arising or changes of conditions (e.g. inflation) occurring during the Term.

     Neither the Landlord nor the Tenant shall be liable to the other for any loss or damage to the Building, the Premises or other property or injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with the Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered by (x) insurance which protects the Landlord or the Tenant or both of them as the case may be, or (y) insurance required to be carried by either party under this Lease; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only so long as the applicable insurance policy contains a clause providing that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available. All property of the Tenant in, and any other contents of, the Premises shall be at the Tenant's sole risk and the Tenant shall be responsible for insuring the same.

9.   Utilities

     The Tenant shall pay the Tenant's Percentage of water and sewer use charges with respects to normal water usage for Tenant's domestic use of the Building (except that either the Landlord or the Tenant may arrange to have the Premises separately metered at its own expense, in which event the Tenant shall be billed for such water and sewer use charges imposed in respect of the usage indicated by such meter and in which case shall not pay any Tenant's Percentage of Common Expense with respect to water and sewer) and shall, at its own cost and expense, pay for all other utilities provided to the Premises during the Term, including, without limitation, electricity (including electricity for heat and air conditioning), water beyond such normal usage for Tenant's domestic use (in the absence of such a meter), telephone service, security and fire protection, cleaning and trash removal. Landlord shall, at its own expense, install a meter to measure Tenant's electric consumption.

10.  Repairs

     From and after the commencement of and during the Term, the Tenant shall, except to the extent it is Landlord's responsibility or caused by the negligence of the Landlord, at its own cost and expense, make all interior nonstructural repairs, replacements and renewals necessary except to the extent covered by builder or vendor warranties to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term reasonable wear and use and damage by fire or other casualty, taking by eminent domain only excepted, and keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris, it being understood that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition.

     From and after the commencement of and during the Term, the Landlord shall make all necessary repairs, replacement and renewals, interior and exterior, structural and nonstructural as Common Expenses as in Paragraph 6 defined, to: keep the Building and all its electrical, mechanical, heating, ventilating and air conditioning, plumbing and other building systems and the parking areas, sprinklers and other improvements on the Property in good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, damage by fire or other casualty only excepted; keep all driveways, walkways, parking areas and other improvements on the Property free of snow and sanded; keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed; provide cleaning services and utilities to the common areas of the Building at a quality level similar to first class office buildings in suburban Boston; and otherwise to keep the common area of the Building and the Property in compliance with all applicable laws, by-laws, ordinances, codes, rules, regulations, orders or other lawful requirement.

     Notwithstanding, the Landlord shall, at its own cost and expense, and not as a Common Expense make all repairs necessary to keep the structural support elements of the Building in structurally good condition, order and repair, damage resulting from any act (not consented to in writing by the Landlord) and any omissions of the Tenant or its agents, contractors and employees, from reasonable wear and use and from fire or other casualty only excepted.

11.  Compliance with Laws and Regulations

     The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as set forth in Paragraph 16 in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises or the Property.

     During the Term the Tenant shall comply, at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of the governmental bodies having jurisdiction (other than such as are the obligation of the Landlord under Paragraphs 3 and 10 hereof), whether or not foreseeable, and whether or not they involve any changes in governmental policy, which are applicable to the Tenant's particular use of the Premises, the fixtures and equipment therein; the order, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Tenant's particular use of the Premises, the fixtures and equipment therein or the use thereof; and the reasonable requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Tenant's particular use of the Premises, the Building or the Property and the fixtures and equipment therein and thereon.

12.  Alterations by Tenant

     The Tenant shall make no alterations or improvements in or to any portion of the Premises or any portion of the Building or the Property without the Landlord's prior written consent and without first providing the Landlord with suitable assurance of the Tenant's obligation to complete the same at no expense to the Landlord and without any mechanics' or materialmen's lien upon the Property. The Landlord agrees that its consent shall not be withheld for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby; any such consents to interior, non-structural alterations, additions and improvements may, if it is special in nature and adversely affects the value of the Premises and if the Landlord reasonably advises the Tenant as part of or by notice at the time of any such consent, be conditioned upon the Tenant's being obligated to remove the same at the expiration or termination of this Lease and to restore the Premises to their condition prior to such alterations, additions and improvements. Landlord acknowledges that Tenant will not be required to remove Tenant's initial improvements as set forth in Tenant's Interior Plans. Notwithstanding the foregoing, Tenant may make alterations costing no more than $10,000 and not affecting the exterior appearance of the Building, structural components, or Building systems without Landlord's approval, provided that Tenant gives Landlord at least 10 days prior notice of the alterations to be made in reasonable detail. If Landlord does not give notice to Tenant within such ten day period to the effect that the alterations must be removed at the expiration of the Term, Landlord shall be deemed to have agreed that such alterations need not be removed at the expiration of the Term.

13.  Landlord's Access

     The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises at all reasonable times during usual business hours after reasonable oral notice and accompanied by Tenant's representative for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgagees and at any time without notice in the event of emergency. Such rights of access shall not unreasonably interfere with Tenant's business operations. Landlord agrees not to show the Premises to prospective tenants until less than nine (9) months remain in the Term. Landlord acknowledges that Tenant's business at the Premises involves sensitive information and operations and the Tenant has security requirements to protect such information and operations. Landlord and any person entering the Premises with, at the direction of or under the authority of, Landlord shall follow Tenant's security requirements, which include the requirement that all persons entering the Premises be attended by a representative of Tenant, Tenant shall make a representative available upon 24-hours prior notice by Landlord. In the event of an emergency that could cause damage to health, safety or property Landlord shall use good faith efforts to follow Tenant's security requirements and in such event Landlord will be required to give only such notice that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives (although these parties may still accompany Landlord if they are available and wish to do so).

14.  Indemnities

     The Tenant shall and does hereby agree to protect, defend, indemnify and save the Landlord harmless from and against any all claims (other than claims arising from any omission, fault, negligence or other misconduct of the Landlord or its agents, contractors or employees of the Landlord in or about the Premises, the Building or the Property) arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises during the Term; (ii) from any condition existing, or any injury to or death of persons or damage to property occurring during the Term, or resulting from an occurrence during the Term, in or about the Premises; and (iii) from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees; the Tenant further agrees to indemnify the Landlord from and against all costs, expenses, including reasonable attorneys' fees, and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which costs, expenses and liabilities, if reasonably suffered, paid or incurred by the Landlord, the

Tenant shall repay upon demand to the Landlord as Additional Rent.

     The Landlord shall and does hereby agree to protect, defend, indemnify and save the Tenant harmless from and against any and all claims (other than claims arising from any omission, fault, negligence or other misconduct of the Tenant or its agents, contractors or employees of the Tenant in or about the Premises, the Building or the Property) arising from any breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Landlord or any of its agents, contractors or employees; the Landlord further agrees to indemnify the Tenant from and against all costs, expenses, including reasonable attorney's fees and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon. Tenant's agreement to indemnify and hold Landlord harmless, the exclusion from Tenant's indemnity, Landlord's agreement to indemnify and hold Tenant harmless pursuant to this Section 14 and otherwise in this Lease are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the Lease to the extent that such policies cover the results of such acts, omissions or willful misconduct.

15. Casualty Damage

     Except as otherwise provided below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, the Landlord shall, after receipt of any insurance proceeds available as a result of such casualty, as promptly as practicable repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received unless such proceeds are inadequate by reason of the failure of the Landlord to obtain or maintain the insurance required by Paragraph 8 (i) hereof. During the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent hereunder in proportion to the nature and extent of the destruction.

     If the Building is so extensively destroyed by fire or other casualty that the Premises are not susceptible of repair, reconstruction or replacement within nine (9) months from the date of such destruction, or if such destruction resulted from causes or risks not required to be insured against by the Landlord hereunder, or if any Mortgagee refuses to agree to release net insurance proceeds to the Landlord, or if the insurance proceeds actually received by the Landlord are inadequate to repair the Premises to a condition reasonably tenantable for the intended use unless such proceeds are inadequate by reason of the failure of the Landlord to obtain or maintain the insurance required by Paragraph 8(i) hereof, the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after the date of such destruction unless, in the case of notice from the Tenant, within ten (10) days after receipt of any such notice by the Landlord, the Landlord gives notice to the Tenant that the Landlord will make the necessary additional funds available for such repair, reconstruction or replacement and complete such repair, reconstruction or replacement within nine (9) months from the date of such destruction, in which event this Lease shall nevertheless remain in effect. In the event of termination as aforesaid this Lease shall terminate as of, and Basic Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of the notice of termination.

16. Condemnation

     If (a) more than ten percent (10%) of the rentable floor area of the Premises, or (b) more than twenty percent (20%) of the parking area then available for use by the Tenant or of access to the Premises, or (c) in Tenant's reasonable opinion a material element of the Premises necessary for the operation of Tenant's business shall be taken by eminent domain or appropriated by public authority, or (d) if access to the parking of the Premises is materially affected by any such taking the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

     If all or any part of the Premises, the parking or access to either is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorney's fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Improvements or other buildings, structures and improvements constituting a part of the Premises as remain and shall, to the extent possible, repair all damage and replace any part so taken or appropriated by a suitable structure or parking area or addition of similar size and design to that portion so taken or appropriated, except that in no event shall the Landlord be obligated to expand more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent in proportion to the loss of useable floor area in the Premises after giving effect to such replacement or an equitable abatement of Basic Rent due to the loss of any parking or access to parking or the

Premises, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession.

     The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except those awards which may be granted separately to Tenant for its leasehold improvements and/or relocation expenses.

17.  Landlord's Covenant of Quiet Enjoyment; Title

     The Landlord represents it has the right to enter into this Lease and to lease the Premises to the Tenant free of the claims of any third party, there are no encumbrances to title which prohibit the permitted use, and the Building and Property are not in violation of any easement of record. The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provision of this Lease.

     In the event Landlord fails to perform any of its obligations under this Lease within thirty (30) days after written notice from Tenant to Landlord and to the holder of any mortgage on the Property of which Tenant has notice specifying the nature of such obligations or if any such failure to perform such obligations is of the type which cannot be cured within such thirty (30) days, then if Landlord or the holder of any such mortgage (at the option of such mortgagee) fails to (i) commence performing the cure thereof within thirty (30) days after such written notice from Tenant and (ii) thereafter prosecute same to completion with due diligence given the nature of same, then thereafter at any time prior to Landlord's commencing same, Tenant may, but need not, perform such obligations and may make a demand on Landlord for payment of the reasonable out of pocket cost thereof actually incurred by Tenant. Tenant need not wait for the expiration of any of the foregoing cure periods to expire in the case of emergency. If, within thirty (30) days of receipt of any such demand, Landlord shall not have paid same, then Tenant shall have the right to bring suit in court of competent jurisdiction in the Commonwealth of Massachusetts seeking payment of the sum claimed in Tenant's applicable demand.

18.  Tenant's Obligation to Quit

     The Tenant shall, upon expiration of the Term or other termination of this Lease, leave peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof in the order, condition and repair required by Paragraph 10 hereof and the other provisions of this Lease, except however, that the Tenant shall first remove any trade fixtures and equipment (including but not limited to computer room equipment and fixtures desired to be removed by Tenant) and any alterations, additions and improvements which the Landlord has required be removed pursuant to the terms of Paragraph 12 hereof. Also, Tenant shall remove any alterations, additions, and improvements which it has installed without seeking Landlord's consent pursuant to Paragraph 12 if the Landlord so requests. Tenant specifically agrees to repair any damage caused by removal of any additional alterations or improvements.

19.  Assignment and Subletting

     The Tenant shall not assign, transfer, mortgage or pledge this Lease or to grant a security interest in Tenant's rights hereunder, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or permit anyone other than Tenant to occupy all or any part of the Premises or suffer or permit this Lease or the leasehold interest hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, unless, in each instance (i) the prior written consent of Landlord thereto shall have been obtained, which consent shall not be unreasonably withheld or delayed, (ii) any defaults then existing with respect to the obligations of Tenant under this Lease shall have been cured, and (iii) in the case of a proposed assignment, sublease or occupancy by another, the proposed assignee, sublessee, or occupant is qualified to do business in the state in which the Premises are located and in the case of a proposed assignment, such assignee executes and delivers to Landlord an agreement satisfactory to Landlord by which such assignee shall be bound by and shall assume all the obligations of Tenant under this Lease. Notwithstanding the foregoing, Tenant may assign this Lease or sublet any portion or all of the Premises to any corporation, partnership, trust, association or other business or organization (x) directly or indirectly controlling Tenant,(y) directly or indirectly controlled by Tenant, (z) or under common control with Tenant, or to any successor of Tenant by merger, consolidation or acquisition of substantially all of the stock or assets of Tenant, without the prior written consent of Landlord as required in (i) above, provided that (a) Tenant shall deliver to Landlord at least 15 days' advance notice of such proposed assignment or sublease, (b) in the case of a merger, consolidation or sale, the net worth of Tenant's successor (determined in accordance with generally accepted accounting principles) immediately after such merger, consolidation or sale shall be at least equal to the greater of (1) the net worth of Tenant (similarly determined) immediately prior to such merger, consolidation or sale or (2) the net worth of Tenant (similarly determined) on the date hereof.

     If for any assignment or sublease or occupancy by another, Tenant receives rent or other consideration, either initially or over the term of the assignment, sublease or occupancy, in excess of rent called for hereunder, or in case of sublease of part of the Premises, in excess of such rent fairly allocable to the part so subleased, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deducting the reasonable costs of attorney, brokerage and renovation costs relating to the sublease or assignment, Tenant shall pay to Landlord, as Additional Rent, 50% of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

     For the purposes of this Section 19, the transfer in the aggregate in any twelve-month period of over 50% or more in interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person or persons having an interest in ownership or control of Tenant shall be deemed an assignment of this Lease. The preceding sentence shall not apply to the Tenant named herein if such Tenant is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange nor shall such sentence apply to an initial public offering of the stock of the initial Tenant provided the outstanding stock thereof is listed on a recognized securities exchange.

     Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by this Section 19, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee, sublessee or occupant shall in any way impair Tenant's continuing primary liability (which after an assignment or subletting shall be joint and several with the assignee or sublessee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

20.  Transfers of Landlord's Interest

     The Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of its entitlement to receive the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the term of the Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments provided the Tenant has been notified of such transfer and provided with such addresses, and further provided, that any such assignment shall not relieve Landlord of any of its obligations hereunder.

21.  Mortgagees' Rights

     The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancing or restructuring thereof) of the Property, the Building or the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "Mortgagee"). The foregoing subordination shall be self-operative and automatically effective as to any mortgage filed subsequent to the execution and delivery hereof but only if either the Mortgagee agrees in writing or such mortgage provides that, for so long as there exists no default under this Lease by the Tenant not cured within applicable periods of notice and grace, the Mortgagee will be bound by the terms of this Lease and will not, in foreclosing against or taking possession of the Premises or otherwise exercising its rights under such mortgage, disturb the Tenant's possession of the Premises hereunder or words of similar import. The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require.

     Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise by reason of any such default, unless the Tenant first gives such notice to all Mortgagees (which have provided Tenant with notice of its mortgage) and provides such Mortgagees with reasonable time after such notice to cure such default, provided that, such Mortgagees shall be bound by any applicable cure periods specified in this Lease. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale so long as such mortgagee or other party agrees to be bound by the Landlord's obligations under this Lease, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver in recordable form such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. Any Mortgagee may, at any time, by giving written notice to, and without further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or recording thereof or otherwise. Landlord shall, within 60 days of the date hereof or the date of a new mortgage (as the case may be), obtain from any current or future mortgagee a non-disturbance and attornment agreement in form customary for mortgagee and reasonably satisfactory to Tenant.

22.  Tenant's Default Landlord's Remedies

     If the Tenant shall default in the payment of any Basic Rent or Additional Rent and such default shall continue for ten (10) days after written notice from the Landlord; or if the Tenant shall default in the performance or observance of any of the other covenants contained in these presents and on the Tenant's part to be performed or observed and shall fail, within thirty (30) days after written notice from the Landlord of such default, to cure such default or if such default is not susceptible of cure within said thirty (30) day period, promptly to make provision for such cure and thereafter to pursue such cure diligently to completion; or if the estate hereby created shall be taken on execution, or by other process of law; or if the Tenant shall be involved in financial difficulties as evidenced:

     (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceeding of trustees or other governing body the commencement of such voluntary case,

     (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

     (3) by the entry of an order for relief in any involuntary case commenced under said Title 11,

     (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, or any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

     (5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the right of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

     (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter so long as such default remains incurred and with reasonable demand and notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

     No termination or repossession provided for in this Paragraph 22 shall relieve the Tenant or any guarantor of the obligations of the Tenant under this Lease of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value (computed at a capitalization rate based upon the so-called corporate "Base Rate" then in effect at The First National Bank of Boston) of the amount by which the payments of Basic Rent and the Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date. Landlord shall use reasonable efforts to relet the Premises for the reasonable rental value thereof and to collect the rent under such reletting but Landlord shall not be liable for failure to relet the Premises or in the event that the Premises are relet for failure to collect the rent under such reletting.

     Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant's account any default by the Tenant hereunder which remains uncured, after the end of cure period provided for in this Lease, and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

     In the event that the Landlord fails to perform any of its obligation under this Lease within thirty (30) days after notice of such default from the Tenant, then Tenant may cure such default and any reasonable costs incurred by Tenant in connection with such default shall be promptly reimbursed by Landlord upon presentation with appropriate invoices.

23.  Remedies Cumulative; Waivers; Attorney's Fees

     The specific remedies to which the Landlord or the Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or the Tenant may be lawfully entitled under any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord or the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord or the Tenant shall be entitled to the restraint by injunction of the covenants, conditions or provisions. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the court.

24.  Extension of Term

     The Tenant shall have the right, at its sole option, by in each instance giving notice thereof to the Landlord at least nine (9) months prior to the expiration of the then existing Term, to extend the Term of this Lease for one
(1) additional successive period of five (5) years (commencing upon the expiration of the initial Term) on the same terms and conditions, except Basic Rent, as herein set forth except that it is understood and agreed that such extensions shall be exercisable only if at the time of exercise in each case (i) there exists no default on the part of the Tenant under this Lease which has not been cured within the time provided for cure hereunder and (ii) the party then obligated under this Lease is one or more of the following: the Tenant originally named herein, any other tenant that is a parent, a subsidiary of, a corporation or other entity controlling or under common control with, or a successor by reason of a merger, consolidation or sale of stock or assets of, the Tenant originally named herein or any entity controlled by, or under common control with Tenant. The failure to give such notice in a timely fashion shall be deemed an irrevocable election on the part of the Tenant not to exercise such extension option.

     The Basic Rent during such extended period shall be the fair market net rental for the Premises (not including special computer room improvements installed by Tenant at its expense) under the terms and conditions of this Lease for a period of five years determined as of the commencement of such extended period. Tenant shall notify Landlord not sooner than nine (9) months prior to the expiration of the then existing Term of its desire to enter into negotiations to determine Basic Rent for the extended period. If the Landlord and the Tenant are unable to agree upon the Basic Rent for such extended period at least eight (8) months prior to its commencement, the Basic Rent for such period shall be determined by appraisal as hereinafter provided. Within ten

(10) days after the date for commencement of appraisal proceedings pursuant to the provisions of this Paragraph 24, the Landlord and the Tenant shall each simultaneously give written notice to the other setting forth its "best offer" for such annual rate of Basic Rent and designating an Appraiser (as that term is hereinafter qualified and defined). The two Appraisers so designated shall, within ten (10) days after their designation, select a third Appraiser and give notice to both the landlord and the Tenant identifying the third Appraiser. The three Appraisers shall within thirty (30) days after the selection of the third Appraiser report to the Landlord and the Tenant in writing, informing them of the annual rate of Basic Rent determined by them, or by a majority of them, to be payable by the Tenant to the Landlord for the Premises during such 5-year extended period. The Appraiser's report shall be accompanied by an explanation of the method used to arrive at the value or values assigned and the pertinent data (or a summary thereof) considered by the Appraisers in reaching their decision. All expenses of the appraisal process (including Appraisers' fees) shall be payable by the party whose "best offer" set forth in the notice as above provided varied the most from the annual rate of Basic Rent established in the Appraisers' report. The Appraisers shall advise the parties which is responsible for the expenses. An "Appraiser" shall be a person who is an MAI (Member of the Appraisal Institute) designation, is independent of the Landlord and the Tenant, and has at least eight (8) years' experience in appraising commercial and industrial real estate in the metropolitan Boston area.

     Notwithstanding the foregoing procedure, in no event will the Basic Rent be less than $809,627 per year.

25.  Brokers

     Tenant represents and warrants that it has had no dealings with any broker or agent in connection with this Lease, other than Meredith & Grew and CRF Partners, Inc. (collectively, the "Brokers") and shall indemnify and hold harmless Landlord from any claims for any brokerage commission other than that of the Brokers as a result of the failure of this warranty. Landlord represents and warrants that it has had no dealing with any broker or agent in connection with this Lease other than the Brokers and shall indemnify and hold harmless Tenant from any claims for any brokerage commission (including from Brokers) as a result of the failure of this warranty. Landlord covenants and agrees that any and all brokerage fees due to the Brokers are its sole and exclusive obligation.

26.  Notices

     Any notices, approvals, specifications or consents required or permitted hereunder shall be in wiring and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or to the Tenant at 100 Brickstone Square, Andover, MA 01810 Attention: General Counsel for each, a copy of any notice to Tenant shall be sent to Hale and Dorr LLP, 60 State Street, Boston, MA 02109 - Attn: Pamela Coravos and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. Any such notice shall be deemed given when received or, if earlier, when postal records indicate delivery was first attempted.

27.  Recording

     The Landlord and the Tenant hereby agree, each at the request of the other or of any Mortgagee, promptly to execute, acknowledge and deliver in recordable from short forms or notices of lease and notices of assignments or rents and profits containing the date of commencement of the Term and such other information as may from time to time be necessary under the applicable statutes for the protection of any interest of the Landlord, the Tenant or any Mortgagee in the Premises of this Lease.

28.  Estoppel Certificates

     The Landlord and the Tenant hereby agree from time to time, each within ten
(10) days prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

29.  Bind and Inure; Limited Liability of Landlord

     All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

     The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the

Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building.

     In no event shall either party be liable to the other for any special, consequential or indirect damages suffered by the other party, whether arising in contract or tort.

30.  Captions

     The captions for the numbered Paragraphs of this Lease are provided for reference only, and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

31.  Integration

     The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

32.  Hazardous, Toxic Substances

     The term "Hazardous Substances", as used in this Paragraph, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

Tenant shall not cause or permit to occur:

     (a) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions, under, or about the Premises arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

     (b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal (including, without limitation, any by-products of Tenant's manufacturing operations) of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except for such substances and materials which are used in connection with the operations of the Tenant permitted under this Lease and which shall be used, stored, handled and disposed of both individually and in the aggregate solely in accordance with all Laws.

In furtherance of Tenant's obligations under this Lease and not in limitation thereof, Tenant covenants and agrees as follows:

     (a) Tenant shall, at Tenant's expense, comply with all laws regulating its use, generation, storage, transportation, or disposal of Hazardous Substances (the "Laws").

     (b) Tenant shall, at Tenant's expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws related to Tenant's use and occupancy of the Premises.

     (c) If a clean-up is required under any Law because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term, at or from the Premises which is caused by Tenant's action or omission, then Tenant shall, at Tenant's expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all work required by such clean-up plans under the Laws.

     (d) Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph, within a reasonable time, Landlord may do so; and in such case, Tenant shall reasonably cooperate with Landlord in order to prepare all documents Landlord deems reasonably necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents which are deemed reasonably satisfactory by Tenant's legal counsel promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph.

     Tenant shall indemnify, defend, and hold harmless Landlord and its officers, directors, shareholders and all of their respective agents and employees from all fines, suits, procedures, claims, and actions of every kind and all costs, associated therewith (including attorneys and consultants fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances caused by Tenant's action or omission that occurs during the Term at or from the Premises, or from Tenant's failure to provide all information, make all submissions, and take or refrain from taking all actions required by all Authorities under the Laws and all other environmental laws relating to Tenant's use and occupancy of the Premises. Landlord shall give Tenant prompt written notice of any claim or suit which it has a right to indemnification hereunder. Landlord shall (at Tenant's expense) render Tenant all reasonable assistance requested by Tenant in the defense or settlement of any such claim or suit. Neither party shall pay any such claim, or settle any such suit, without the prior written consent of the other party, which shall not be unreasonably withheld. Tenant's obligations and liabilities under this Paragraph shall survive the expiration or termination of this Paragraph.

     Landlord, to the best of its knowledge, is not aware of any Hazardous Substances which have been released on the Property.

     There shall be excluded from Common Expenses any costs arising from management, abatement, removal or remediating any lead paint, asbestos or PCBs and costs arising from the presence of Hazardous Substances in the air, soil, surface waters or groundwater of the Premises except to the extent caused by Tenant acts.

     Landlord has no knowledge of the presence of Hazardous Substances in the Building or at, on, or about the Premises or on the property abutting the Premises.

     Tenant shall not be responsible under this Lease in any respect whatsoever for any condition involving Hazardous Substances which may exist as of the date of execution and delivery of this Lease or which was not caused by Tenant.

33.  Severability; Choice of Law

     If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of the remaining provisions shall not thereby be affected.

34.  Financial Statements

     If requested by Landlord in connection with a financing or sale, Tenant shall furnish to Landlord and to any holder of a mortgage on the Premises as Landlord may designate by notice to

Tenant, a copy of its most recent annual report(s) and/or quarterly reports.

35.  Security Deposit

     At the time of the execution hereof, Tenant shall pay to Landlord a security deposit in the amount of $58,763.25 which may be an irrevocable letter of credit drawn on a bank and in a form reasonably satisfactory to the Landlord. The Landlord may apply the deposit from time to time against outstanding obligations of Tenant hereunder. Tenant shall have no right to require the Landlord to so apply said deposit, nor shall Tenant be entitled to credit the same against rents or other sums payable hereunder. If and to the extent that the Landlord makes such use of the security deposit, or any part thereof, the sum so applied by Landlord shall be restored to the security deposit by Tenant upon ten (10) days written notice from Landlord, and failure to pay to Landlord the amount to be so restored shall be a default hereunder giving rise to all of the Landlord's rights and remedies applicable to a default in the payment of rent*. Provided Tenant is not then in default beyond any applicable notice and cure periods, Landlord shall return the security deposit within 30 days of the termination or earlier expiration of the Lease.

* Tenant shall have no obligation to restore any Substitute Credit as defined in the Lease Guaranty.

36.  Signage

     Tenant shall, at its sole cost and expense, have the right to install signage in an area not to exceed 50 square feet upon the exterior of the Building (as shown on Exhibit S). If Landlord, at its expense, constructs a pylon sign for the Building, Tenant shall have the right to install a strip thereon identifying the Tenant, at its cost and expense. If Landlord installs, at Landlord's expense, a Building directory, Landlord shall provide for the inclusion of Tenant's name. All signage is subject to Landlord's prior approval taking into account the overall appearance of the Building and the management of the Building and Park and which shall not be unreasonably withheld. All such signage shall comply with applicable laws, ordinances, regulations and requirements of governmental bodies having jurisdiction.

37.  Y2K

     Landlord warrants to Tenant that base Building equipment, software and appliances, including but not limited to elevators, heating, ventilating and air conditioning systems, card key access systems, door locks, energy management systems, sprinkler systems, fire detection and life safety systems and other building systems will remain fully functional and perform their normal operations on and after January 1, 2000, without interruptions or malfunctions as a result of the passage from the year 1999 to the year 2000. If any repairs, alternations or replacements must be made to any of the aforesaid equipment, software or appliances in order to prevent or eliminate any such interruptions or malfunctions in the services or operations provided thereby, Landlord will cause any such repairs, alterations or replacements will be paid by Landlord. Landlord further agrees that any interruption or malfunction of any of the aforesaid building systems which may occur as a result of the passage from the year 1999 to the year 2000 will not be deemed to constitute a "force majeure" event or an event the occurrence of which is beyond the reasonable control of the Landlord to prevent or avoid.

38.  Roof Rights

     Subject to Article 12 of the Lease, Tenant shall have the right to install telecommunications equipment on the roof of the Building in a location mutually agreeable to Landlord and Tenant taking into account good engineering practice and overall management of the Building.

     This Lease is made under, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate under seal as of the date first above written.

     Landlord


     /s/ William J. Callahan
     ---------------------------------------------
     William J. Callahan, Trustee as aforesaid
     and not individually


     /s/ William J. Callahan, Jr., Trustee
     ---------------------------------------------
     William J. Callahan Jr., Trustee as aforesaid
     and not individually


     Tenant
     NaviNet, Inc.


     By: Illegible
         -----------------------------------------
                     Name and Title

                                                                       Exhibit A

                                 [Map] SITE MAP

                                                                     Exhibit A-1

                              [GRAPHIC] FLOOR PLAN

800 FEDERAL STREET                                              FIRST FLOOR PLAN
================================================================================
Woodland Park, Andover, MA.              Andover Park Realty Trust, Andover, MA.

                                                                       Exhibit B

[GRAPHIC]

                         WILLIAMS CONSTRUCTION CO., INC.
--------------------------------------------------------------------------------
  2 SKY MEADOW DRIVE, NASHUA, NH 03062 * (603) 891-1054 * FAX (603)891-1186

                         Outline Specification "NAVINET"

                               800 FEDERAL STREET

                                ANDOVER, MA 01810

                               September 21, 1999

BUILDING SPECIFICATION:

We propose to complete the following tenant improvement work for Navinet. This work to be done in conformance with all local, state and other agencies having jurisdiction. The building will meet the requirements of the A.D.A. This outline specification is based on drawings F-1 Dated 9/15/99 by Visnick & Caulfield Associates. The building common loading area will remain as base building plan.

OFFICE PARTITIONS:

Shall be constructed of 3 5/8" screwable 25 gauge galvanized metal stud, and all required metal track, with 1/2" drywall, taped and sanded, ready to paint.

Supply and install nineteen hundred and eighty (1,980) lineal feet of wall type
1. 9'6" Partition (6" above ceiling).

Supply and install eleven hundred and ten (1,110) lineal feet of wall type 2. Full height partition to the underside of deck.

Supply & install 3 1/2" batt insulation to all new walls listed above.

CEILINGS:

To be suspended type with Class "A" 2' x4' x5/8" fissured tile.

Supply and install all necessary wall angle and cuts for walls that extend through ceiling.

FLOORS:

Building standard carpet is a 26 oz., Olefin, installed, directly glued down on the concrete floor. Color to be selected by Tenant. Provide a supplied and installed carpet allowance for five thousand three hundred and fifty yards (5,350 yd) of carpet at eighteen ($18.00sq.yd) dollars per square yard.

Supply and install 1/8" Standard Excelon vinyl composition tile manufactured by Armstrong, color to be selected by Tenant.

Supply all necessary carpet to tile reducers.

4" Vinyl base Manufactured by Johnsonite Shall be 4" cove. Color shall be selected by Tenant.

DOORS, FRAMES, AND HARDWARE:

One hundred and seven (107) new 3'x0"-7'x0" doors, manufactured by Weyerhaeuser or equal, shall be solid core premium grade birch doors.

Two (2) new 6'x0'-7'xO' doors, manufactured by Weyerhaeuser or equal, shall be solid core premium grade birch doors.

Frames shall be 16 gauge metal of knock down construction. All hardware shall include Falcon "F" series brushed chrome passage, or Lock lever sets. Sixteen
(16) Norton 8500 series door closures are figured, coat hooks per door schedule. Wall or floor stops shall be provide for all doors.

Hollow Metal side lifts:

Supply and install the following:
   Eighty seven (87)  3'-0" x 7'-0"
   Two           (2) 12'-0" x 7'-0"

   One           (1) 18'-0" x 7'-0"

GLASS & GLAZING:

Supply and install the following:
   Eighty seven (87) 1/4" tempered sidelites.
   Forty two    (42) lineal feet of 1/4" tempered glass for
                     conference rooms.

PAINTING:

1. All interior walls shall receive two coats of eggshell latex paint. Paint shall be Benjamin Moore, color to be White Dove.

2. All interior door frames shall receive two coats of Alkyd semi-Gloss, color to be White Dove.

3. All interior solid core birch doors shall receive two coats of polyurethane.

MILLWORK:

Provide closet pole and shelf for two closet.

Provide one hundred and forty two (142') lineal feet laminate cabinets and countertops

All other millwork shall be provided by Tenant.

Blocking:

Supply and install all necessary fire rated wood blocking.

APPLIANCES:

Provide three (3) Whirlpool refrigerators with ice makers.

Provide two (2) Whirlpool dishwashers.

ELECTRIC:

1.   Provide two outlet per office.

2.   Supply power wiring to added V.A.V. Boxes

3. Add two (2) 75 kva transformers, two (2) 225 amp 120/208 volt double tub panels, 42 circuits per tub.

4. Provide 120 volt 20 amp. power to cubicles per plan. No more than eight (8) cubicles on a three (3) circuit, 4 wire feed (MC cable).

5.   Each enclosed room to have separate switch.

6. Lighting fixtures will be 18 cell parabolics with t-8, 3 lamps and electronic ballast. Supply and install ninety three (93) additional 18 cell parabolics for tenant improvement work.

7. Provide exit signs, emergency lighting, strobes, and horns as required by code.

8. No special electrical requirements have been figured for interior conference rooms or labs.

9.   Refer to Page 5 - Additional Electrical Specifications

HEATING, VENTILATION, AND AIR CONDITIONING:

1. Provide engineering, vav boxes, ductwork, diffusers and control wiring and balancing for a variable air volume system.

2.   Space above the suspended ceiling is utilized as an Open plenum return.

3.   400 sq ft per ton of A/C is provided for open areas.

4. No special HVAC requirements have been figured for interior conference rooms or labs.

PLUMBING:

1. All plumbing work shall be performed in compliance with the Massachusetts State Plumbing Codes as well as the Plumbing codes required by the town of Andover.

2.   Supply and install three (3) 33x22 SS kitchen sink.

3.   Supply and install two (2) 1/2 hp disposals.

Fire Protection:

Relocate or add all necessary sprinkler heads per NFPA 13 ordinary hazard.

Supply and install ten (10) Larsen's recessed cabinets model #2409-2 and 10 LB ABC fire extinguishers and triangular signs.

Additional Electrical Specifications:

MAIN SERVICE-

1. Two (2) 3000 amp, 3 phase 4 wire 277/480 volts with (6) six 600 amp and (1) one 400 amp distribution breaker.

DISTRIBUTION-

1. The building is designed to be divided into seven (7) separate areas including metered section. Six (6) meters for tenant areas and one (1) meter for common area.

2. Each section has a 600 amp distribution panel for all 277/480 volt requirements and 225 amp panel feed by a 75 KVA transformer for all 120/208 volt requirements.

3. The house panel is 400 amp 40 volts and has a 150 amp 120/208 panel feed by a 45 KVA transformer.

Exclusions:

power wiring - distribution or equipment connections process piping - drainage, gas, water, air, steam, oil, etc. fire suppression system for computer rooms.

curtains, blinds, and all other window treatments.

special non slip or static proof floor finishes other than specified above.

raised computer room flooring wall covering other than specified above fire alarm system for data center security system and card reader access system smoke or draft curtains telephone/data equipment, wiring or receptacles computer equipment, wiring or receptacles special electrical equipment other than specified above exterior and interior signs public address system no desk, cabintry, or millwork has been figured for reception area.


-----------------                                       ------------------------
CMGI Accepted By:                                       Williams Const. Co., Inc

                                                                       Exhibit B

                               [GRAPHIC] BUILDOUT

                                                                       Exhibit S

                             [GRAPHIC] SIGN LOCATION

                                 LEASE GUARANTY

     CMGI, Inc. (the "Guarantor") is a Delaware corporation having a business address at 100 Brickstone Square, Andover, MA 01810. The Guarantor's wholly owned subsidiary, NaviNet, Inc. (the "Tenant") is a corporation which has entered into a lease (the "Lease") dated as of Nov. 30,1999, with William J. Callahan and William J. Callahan, Jr., as they are trustees of Andover Park Realty Trust under a declaration of trust dated June 25, 1986 and filed with the Essex County (North District) Registry of Deeds in Book 2226, Page 284 (the "Landlord"), having an address c/o P.O. Box 269, Bedford, Massachusetts 01730 with respect to the leased Premises at 800 Federal Street, Woodland Park, Andover, Massachusetts.

     For good and valuable consideration, the Guarantor hereby unconditionally guarantees the payment when due of all Basic Rent, Additional Rent and other amounts from time to time due under the Lease and the Performance of all of the Tenant's obligations and undertaking under the Lease and the prompt reimbursement to Landlord of all costs and expenses of enforcement or collection incurred by Landlord with respect to the Lease or under this Guaranty (together called the "Obligations"). In the case of rental payments due under the Lease, this Guaranty is a guarantee of payment and is absolute and in no way conditional or contingent. Notwithstanding the foregoing, in connection with the enforcement of this Guaranty by the Landlord, the Guarantor may assert any defense against the Landlord which is available to the Tenant under the Lease. In case any of the Tenant's covenants and agreements under the Lease have not been performed or any rental payments shall not have been paid by the Tenant when due, the Guarantor will, not later that five(5) business days after written notice by the Landlord, perform the same and/or pay the same or cause the same to be performed and/or paid to the Landlord.

     This Guaranty shall continue in effect during the initial term and any extended or renewal term or terms (collectively the "Term") under the Lease and with respect to those Obligations of the Tenant under the Lease which survive the termination of the Lease, this Guaranty shall continue in effect until said obligations have been satisfied in full. The Guarantor's obligation to pay the rental payments when due under the Lease shall continue notwithstanding the fact that the collection or enforcement thereof against the Tenant may be stayed or enjoined under Title 11 of the United States Code, as from time to time in effect, or other similar law. The Guarantor hereby acknowledges that the Landlord has entered into the Lease in reliance on this Guaranty being a continuing agreement and the irrevocability of the Guaranty hereunder and agrees that this Guaranty may not be revoked in whole or in part except as specifically provided in the last paragraph hereof.

     The Guarantor's obligations under this Guaranty shall not be affected by any action taken by the Landlord to waive compliance with, consent to or enter into any amendment or change of any of the terms of, or grant any other indulgence under, the Lease without prior notice to the Guarantor.

     Guarantor agrees: that the liability of Guarantor hereunder is direct and unconditional and may be enforced without requiring Landlord first to resort to any other right or remedy against Tenant or its successors or assigns or any other guarantor of any of the Obligations, or to resort to any security for any of the Obligations, and Guarantor hereby waives any right which it would or might have at law, in equity or by statute to require Landlord first to resort to any such right or remedy or to any such security, that this Guaranty shall be construed as an absolute, unconditional, continuing and unlimited obligation of Guarantor without regard to the regularity, validity or enforceability of any of the Obligations; that the Guarantor shall have not right of subrogation, reimbursement or indemnity nor any right of recourse to security for any of the

Obligations until the Term of the Lease has expired, Tenant has vacated the premises, and all of the Obligations have been fully paid and performed; that any and all present and future debts and obligations of Tenant to Guarantor are hereby subordinated and postponed to the full payment, performance and observance of all of the Obligations; and that nothing shall discharge or satisfy the liability of Guarantor except the full payment, performance and observance of all of the Obligations.

     The Guarantor, by its execution hereof (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceedings arising out of or based upon this Guaranty, brought by the Landlord and (ii) hereby waives, to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense or otherwise, in any proceeding, any claim that the Guarantor is not subject personally to the jurisdiction of the above-named courts, that the Guarantor's property is generally exempt or immune from attachment or execution, that any such proceeding brought in one of the abovenamed courts is brought in an inconvenient forum, that the venue of any such proceeding brought in any one of the above-named courts is improper, or that this Guaranty may not be enforced in or by such court.

     This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Landlord and its successors and assigns.

     Any sums paid and all cost and expenses, including reasonable attorney's fee, incurred by the Landlord in connection with the enforcement of this Guaranty and/or the Lease, shall be reimbursed by the Guarantor to the Landlord immediately upon demand thereof, accompanied by reasonable documentation.

     Notwithstanding the foregoing provisions of this Guaranty, Guarantor shall have no greater liability under this Guaranty than Tenant has under the Lease.

     Notwithstanding anything to the contrary contained herein, this Guaranty and all of Guarantor's obligations and agreements hereunder shall terminate and be of no further force or effect immediately upon either (a) the closing of the sale of shares of common stock of NaviNet, Inc. in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended resulting in a net worth (determined in accordance the GAAP) in excess of $55,000,000 or (b) deposit with Landlord an additional amount either in cash or in the form of an irrevocable letter of credit drawn on a bank and in a form reasonably satisfactory to Landlord to be held and applied in compliance with terms and conditions of article 35 of the Lease as modified by the terms of this Guaranty (the "Substitute Credit") so that the Substitute Credit shall be as follows:

                       1-2 months of Term -    $1,000,000;
                       13-24 months of Term -  $1,000,000;
                       25-36 months of Term -  $  925,000;
                       37-48 months of Term -  $  850,000;
                       49-60 months of Term -  $  775,000;
                       61-72 months of Term -  $  700,000;
                       Any extension of Term - $  700,000.

Within thirty days of the commencement of each year of the Term of the Lease after the Substitute Credit has been deposited with Landlord, Landlord shall forthwith refund to Guarantor an appropriate amount of such Substitute Credit if the same is in the form of cash to be in compliance with the Substitute Credit defined for each year of the Term or if it is in the form of a letter of credit, the renewal of the letter of credit shall be in an amount to be in compliance with the Substitute Credit defined for each year of the Term. Such Substitute Credit shall be held and applied by Landlord as security deposit under the Lease. Under no circumstances shall Guarantor have any obligations whatsoever to replenish such Substitute Credit if the Landlord has drawn down any portion of the letter of credit and/or applied any portion of a Substitute Credit in the form of cash. Further, if there is a draw and/or application (the "Draw Amount"), and there is subsequent decrease in the required amount of the Substitute Credit (the "Burn Down Amount"), the required Substitute Credit amount shall be decreased in the amount by which the Draw Amount exceeds the Burn Down Amount. By way of example, assume in the 24th month there is a draw in the amount of $100,000. The Burn Down from month 24 to month 25 is $1,000,000 minus $925,000, which equals $75,000. The difference between the Burn Down Amount and the Draw Amount is $25,000. There would be a one-time credit for $25,000 so that the required Substitute Credit amount for months 25 through 36 would be $900,000, not $925,000.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as a sealed instrument by its duly authorized officer on this 3rd day of December 1999.

                                              CMGI, Inc.


                                              By /s/ Andrew Hajducky
                                                 -------------------------------
                                              Name: Andrew Hajducky
                                              Title: CFO

                                   EXHIBIT B

                                 FLOOR PLAN OF
                               SUBLEASED PREMISES

                                 [See Attached]

                              [GRAPHIC] FLOOR PLAN